EXHIBIT 99.1

Contact:
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com

Luminent Mortgage Capital, Inc. Extends Initial Purchaser’s Option
to Purchase Additional 8.125% Convertible Senior Notes Due 2027

SAN FRANCISCO, CA., June 28, 2007/PRNewswire-FirstCall/ — Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today that it has extended the initial purchaser’s option to purchase up to an additional $20 million aggregate principal amount of Luminent’s 8.125% Convertible Senior Notes due 2027 for an additional 60 days from June 29, 2007 to August 28, 2007.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act of 1933, or the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans purchased from selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at http://www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the effect of the flattening of, or other changes in, the yield curve on our investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	the possible impact of Luminent’s failure to maintain exemptions under the 1940 Act;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	Luminent’s ability to purchase sufficient mortgages for its securitization business; and

•	the other factors described in Luminent’s Form 10-K, Form 10-Q and Form 8-K reports, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Luminent cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to Luminent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Luminent undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE Luminent Mortgage Capital, Inc.